                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT dated as of April 30, 1997 is made by and between NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST, a Delaware Business Trust ("TRUST"), ADVISERS MANAGERS TRUST, a New York Common Law Trust, NEUBERGER & BERMAN MANAGEMENT INCORPORATED, a New York Corporation and THE PENN MUTUAL LIFE INSURANCE COMPANY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Delaware.

     WHEREAS, the parties hereto have previously entered into a Sales Agreement dated April 5, 1993, and a subsequent Assignment and Modification Agreement dated May 1, 1995 (together the "FUND PARTICIPATION AGREEMENT"), and the parties at time only contemplated making available two series of the trust, the Limited Maturity Bond Portfolio and Balanced Portfolio, and

     WHEREAS, the LIFE COMPANY desires to invest in additional series of the
TRUST:

     NOW THEREFORE, it is hereby agreed by and between the parties as follows:

     1. TRUST will hereby make available to the Separate Accounts of LIFE COMPANY shares of the selected series of the TRUST as listed on Appendix B, which Appendix may from time to time be updated by the parties, for investment of purchase payments of Variable Contracts, allocated to the designated Separate Accounts.

     2. Terms used herein but not defined herein are to have the same meaning as in the FUND PARTICIPATION AGREEMENT. All other terms of the FUND PARTICIPATION AGREEMENT will remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the FUND PARTICIPATION AGREEMENT


                                NEUBERGER & BERMAN ADVISORS
                                MANAGEMENT TRUST

                                By:________________________
                                Name:
                                Title:

                                ADVISORS MANAGERS TRUST

                                By:________________________
                                Name:
                                Title:

                                NEUBERGER & BERMANN MANAGEMENT INC.

                                By:________________________
                                Name:
                                Title:

                                THE PENN MUTUAL LIFE INSURANCE COMPANY

                                By:________________________
                                Name:
                                Title:
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                                  SCHEDULE A


Separate Accounts                               Selected Portfolios
-----------------                               -------------------

Penn Mutual Variable Annuity Account III        Limited Maturity Portfolio

Penn Mutual Variable Life Account I             Partners Portfolio

Penn Mutual Separate Account E                  Balanced Portfolio